No Rujukan: 2006B006033

Exhibit 3.13

THE COMPANIES ACT, 1965

PRIVATE COMPANY LIMITED BY SHARES

MALAYSIA

Memorandum

And

Articles of Association

Of

S & C ACQUISITION SDN. BHD.

Incorporated on the 23 FEB 2006

SURUHANJAYA SYARIKAT MALAYSIA COMPANIES COMMISSION OF MALAYSIA	CERTIFIED TRUE COPY Chartered Secretary YONG LEE HOON (F) MAICSA, 7034781 Date: 12 APR 2006 [Seksyen 16(4)]

BORANG 9

AKTA SYARIKAT 1965

No. Syarikat

724585 U

PERAKUAN PEMERBADANAN SYARIKAT SENDIRIAN

Adalah diperakui bahawa

S & C ACQUISITION SDN. BHD.

telah diperbadankan di bawah Akta Syarikat 1965, pada dan mulai dari 23 haribulan Februari 2006, dan bahawa syarikat ini adalah sebuah syarikat berhad menurut syer dan bahawa syarikat ini adalah sebuah syarikat sendirian.

Dibuat di bawah tandatangan dan meterai saya di Kuala Lumpur pada 23 haribulan Februari 2006.

PUTEH BINTI MAHMOOD PENDAFTAR SYAIKAT MALAYSIA

No. Rujukan: 2006B006033

CERTIFIED TRUE COPY
Chartered Secretary YONG LEE HOON MAICSA 7034781
Dale: 1 2 APR 2006

THE COMPANIES ACT, 1965

COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

S & C ACQUISITION SDN.BHD.

1.	The name of the Company is S & C ACQUISITION SDN.BHD.

2.	The Registered Office of the Company will be situated in Malaysia.

3.	The objects for which the Company is established are:-

(1)	To carry on business as manufacturers and to design, develop, sell and market control products consisting of electromechanical products designed to control heat, current or arcing, including in commercial and residential heating and air conditioning systems, refrigeration appliances, lighting, aerospace or industrial products, and also including motor protectors, circuit breakers, lighting protection, arc-fault circuit protectors, precision switches, thermostats or semiconductor burn-in test sockets; or electronic control modules or board level solutions in heating, ventilation, air conditioning or refrigeration systems, including for gas ignition, defrost control, electric heat, fan sequencing, system monitoring, or compressor control and protection; or other controls intended for applications addressed by other products currently marketed or under development, including LED Thermal Management Module for the thermal management system for optimization of LED brightness and life in lighting systems, Pump System Alert for the electronic product for integrated motor protection and vibration analysis for industrial pump and motor applications, Integrated Refrigeration Control Module for board-based solution integrating multiple sensor inputs for consumer refrigerators, Solid State Power Controller for replacement for electromechanical circuit breakers on a system level, currently licensed to a third party for applications in aerospace power controllers and Optical Switch Program for MEMS-based optical switches.

(1)

No. Rujukan: 2006B006033

(2)	To carry on business as manufacturers and to design, develop, sell and market sensor products consisting of pressure, position, force, gas or acceleration sensors or pressure switches, in each case for transportation, industrial or heating, ventilation, air conditioning or refrigeration applications; or other sensors intended for applications addressed by other products currently marketed or under development including Humidity Sensors, Tilt Sensor for thermal acceleration sensor for tilting in motorcycles and Power Saving Solution for microprocessor/algorithm and board based prototype for power shut off in set top boxes.

(3)	To acquire and hold for investment shares, stocks, debentures, debenture stocks, bonds, obligations and securities issued or guaranteed by any company or private undertaking or any syndicate of persons constituted or carrying on business in Malaysia or elsewhere and debentures, debenture stocks, bonds, obligations and securities issued or guaranteed by any government, sovereign ruler, commissioners, public body or authority, supreme, municipal, local or otherwise whether at home or abroad.

And it is hereby declared that the word “company” in this clause except where used in reference to this Company, shall be deemed to include any partnership or other body of persons whether incorporated or unincorporated and whether domiciled in Malaysia or elsewhere, and further that the objects specified in such paragraph of this clause shall be regarded as independent objects and accordingly shall except where otherwise expressed in any paragraph be in no wise limited or restricted by reference to, or inference from the terms of any other paragraph or the name of the Company but may be carried out in as full and ample a manner and construed just as wide a sense as if the said paragraph defined the object of a separate distinct and independent company.

4.	The powers of the Company contained in the Third Schedule of the Companies Act, 1965 shall apply to Company.

5. The liability of the members is limited.

6.	The capital of the Company is RM100,000/- Malaysian Currency divided into 100,000 shares of RM1/- each. The shares in the original or any increased capital may be divided into several classes and there may be attached thereto respectively any preferential, deferred or other special rights, privileges, conditions or restrictions as to dividends, capital, voting or otherwise.

7.	Subject always to the respective rights, terms and conditions mentioned in Clause 6 hereof the Company shall have power to increase or reduce the capital, to consolidate or sub-divide the shares into shares of larger or smaller amounts and to issue all or any part of the original or any additional capital as fully paid or partly paid shares, and with any special or preferential rights or privileges, or subject to any special terms or conditions and either with or without any special designation, and also from time to time to alter, modify, commute, abrogate or deal with any such rights, privileges, terms, conditions or designations in accordance with the regulations for the time being of the Company.

(2)

No Rujukan: 2006B006033

WE, the several persons whose names, addresses and descriptions are subscribed, are desirous of being formed into a Company in pursuance of the Memorandum of Association, and we respectively agree to take the number of shares in the capital of the Company set opposite our respective names.

Names, Addresses and Descriptions of Subscribers		Number of Shares taken by each Subscriber

EDMUND LIEW YIN CHIANG Nric No.: 670314-10-5239 30, Jalan Damansara Permai Damansara Heights 50490 Kuala Lumpur	Director	One One (1)

WONG HOK MUN Nric No.: 660430-03-5523 Unit E55-1, Bangsar Indah 247 Lorong Maarof 59000 Kuala Lumpur	Director	One One (1)

Total number of shares taken .		Two (2) Two

Dated this 14 FEB 2006 Witness to the above signatures-
COMPANY SECRETARY
Yong Lee Hoon (f) MAICSA 7034781 Nric No.: 700927-01-5812 30 Jalan SB Indah 3/3 Taman Sg Besi Indah Balakong 43300 Seri Kembangan Selangor Darul Ehsan

Lodged By :	M W Management Sdn Bhd (200949-U)
Address :	Suite 2, 4th Floor, Wisma Teh Wan Sang 12D Jalan Tun H S Lee, 50000 Kuala Lumpur
Tel No.:	03-20725678

(3)

No. Rujukan: 2006B006033

CERTIFIED TRUE COPY

Chartered Secretary YONG LEE HOON (F)
MAICSA 7034781
Date: 12 APR 2006

THE COMPANIES ACT, 1965

COMPANY LIMITED BY SHARES

ARTICLE OF ASSOCIATION

OF

S & C ACQUISITION SDN.BHD.

TABLE ‘A’

1.	The regulations contained in Table A in the Fourth Schedule to the Companies Act, 1965 shall apply.

PRIVATE COMPANY

2.	The Company is a private company and accordingly :-

(a)	The right to transfer shares shall be restricted in manner hereinafter provided;

(b)	The number of the members of the Company (exclusive of persons who are in the employment of the Company and of persons who having been formerly in the employment of the Company were whilst in such employment and have continued after the termination of such employment to be members of the Company) shall be limited to fifty, provided that, for the purpose of this provision where two or more persons hold one or more shares, in the Company jointly, they shall be treated as a single member;

(c)	Any invitation to the public to subscribe for any shares or debentures or debenture stock of the Company is prohibited;

(d)	Any invitation to the public to deposit money with the Company for fixed periods or payable at call whether bearing or not interest is prohibited.

DIRECTORS

3.	The first directors shall be Mr. Edmund Liew Yin Chiang, Nric No. 670314-10-5239 and Mr. Wong Hok Mun, Nric No.: 660430-03-5523.

(4)

No. Rujukan: 2006B006033

SECRETARIES

4.	The first secretaries of the Company shall be Madam Yong Lee Hoon (f), MAICSA 7034781 and Mr. Phang Lai Peng, MAICSA 0688370.

PROCEEDINGS OF DIRECTORS

5.	The clause 90 shall not apply and the following clauses shall be substituted:

90.	A resolution in writing signed by the majority of the directors present in West Malaysia for the time being entitled to receive notice of a meeting of the Board shall be as valid and effectual as a resolution passed at a meeting of the Board duly convened and held and may consist of several documents in the like form each signed by one or more Directors.

(5)

No Rujukan: 2006B006033

WE, the several persons whose names and addresses are subscribed hereunder being subscribers hereby agree to the foregoing Articles of Association.

Names, Addresses and Descriptions of Subscribers

EDMUND LIEW YIN CHIANG Nric No.: 670314-10-5239 30, Jalan Damansara Permai Damansara Heights 50490 Kuala Lumpur	Director

WONG HOK MUN Nric No.: 660430-03-5523 Unit E55-1, Bangsar Indah 247 Lorong Maarof 59000 Kuala Lumpur	Director

Dated this 14 FEB 2006 Witness to the above signatures-
COMPANY SECRETARY Yong Lee Hoon (f) MAICSA 7034781 Nric No.: 700927-01-5812 30 Jalan SB Indah 3/3 Taman Sg Besi Indah, Balakong 43300 Seri Kembangan Selangor Darul Ehsan

Lodged By:	M W Management Sdn Bhd (200949-U)
Address:	Suite 2, 4th Floor, Wisma Teh Wan Sang 12D Jalan Tun H S Lee, 50000 Kuala Lumpur
Tel No.:	03-20725678

(6)

THIRD SCHEDULE [Section 19]

POWERS OF A COMPANY

1. To carry on any other business which may seem to the company capable of being conveniently carried on in connection with its business or calculated directly or indirectly to enhance the value of or render profitable any of the company’s property or rights.

2. To acquire and undertake the whole or any part of the business, property, and liabilities of any person or company carrying on any business which the company is authorized to carry on, or possessed of property suitable for the purposes of the company.

3. To apply for, purchase, or otherwise acquire any patents, patent rights, copyrights, trade marks, formulas, licences, concessions, and the like, conferring any exclusive or non-exclusive or limited right to use, or any secret or other information as to, any invention which may seem capable of being used for any of the purposes of the company, or the acquisition of which may seem calculated directly or indirectly to benefit the company; and to use, exercise, develop, or grant licences in respect of, or otherwise turn to account, the property, rights, or information so acquired.

4. To amalgamate or enter into partnership or into any arrangement for sharing of profits, union of interest, co-operation, joint adventure, reciprocal concession, or otherwise, with any person or company carrying on or engaged in or about to carry on or engage in any business or transaction which the company is authorized to carry on or engage in, or any business or transaction capable of being conducted so as directly or indirectly to benefit the company.

5.	To take, or otherwise acquire, and hold, shares, debentures, or other securities of any other company.

6. To enter into any arrangements with any Government or authority, supreme, municipal, local, or otherwise, that may seem conducive to the company’s objects, or any of them; and to obtain from any such Government or authority any rights, privileges, and concessions which the company may think it desirable to obtain; and to carry out, exercise, and comply with any such arrangements, rights, privileges, and concessions.

7. To establish and support or aid in the establishment and support of associations, institutions, funds, trusts, and conveniences calculated to benefit employees or directors or past employees or directors of the company or of its predecessors in business, or the dependants or connections of any such persons; and to grant pensions and allowances, and to make payments towards insurance; and to subscribe or guarantee money for charitable or benevolent objects, or for any exhibition, or for any public, general, or useful object.

8. To promote any other company or companies for the purpose of acquiring or taking over all or any of the property, rights, and liabilities of the company, or for any other purpose which may seem directly or indirectly calculated to benefit the company.

9. To purchase, take on lease or in exchange, hire, and otherwise acquire any movable or immovable property and any rights or privileges which the company may think necessary or convenient for the purposes of its business, and in particular any land, buildings, easements, machinery, plant, and stock in trade.

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10. To construct, improve, maintain, develop, work, manage, carry out, or control any buildings, works, factories, mills, roads, ways, tramways, railways, branches or sidings, bridges, reservoirs, watercourses, wharves, warehouses, electric works, shops, stores, and other works and conveniences which may seem calculated directly or indirectly to advance the company’s interests; and to contribute to, subsidise, or otherwise assist or take part in the construction, improvement, maintenance, development. working, management, carrying out, or control thereof.

11. To invest and deal with the money of the company not immediately required in such manner as may from time to time be thought fit.

12. To lend and advance money or give credit to any person or company; to guarantee and give guarantees or indemnities for the payment of money or the performance of contracts or obligations by any person or company; to secure or undertake in any way the repayment of moneys lent or advanced to or the liabilities incurred by any person or company; and otherwise to assist any person or company.

13. To borrow or raise or secure the payment of money in such manner as the company may think fit and to secure the same or the repayment or performance of any debt, liability, contract, guarantee or other engagement incurred or to be entered into by the company in any way and in particular by the issue of debentures perpetual or otherwise, charged upon all or any of the company’s property (both present and future), including its uncalled capital; and to purchase, redeem, or pay off any such securities.

14. To remunerate any person or company for services rendered, or to be rendered, in placing or assisting to place or guaranteeing the placing of any of the shares in the company’s capital or any debentures, or other securities of the company, or in or about the organization, formation, or promotion of the company or the conduct of its business.

15. To draw, make, accept, endorse, discount, execute, and issue promissory notes, bills of exchange, bills of lading, and other negotiable or transferable instruments.

16. To sell or dispose of the undertaking of the company or any part thereof for such consideration as the company may think fit, and in particular for shares, debentures, or securities of any other company having objects altogether or in part similar to those of the company.

17.	To adopt such means of making known and advertising the business and products of the company as may seem expedient.

18. To apply for, secure, acquire by grant, legislative enactment, assignment, transfer, purchase, or otherwise, and to exercise, carry out, and enjoy any charter, licence, power, authority, franchise, concession, right, or privilege, which any Government or authority or any corporation or other public body may be empowered to grant; and to pay for, aid in, and contribute towards carrying the same into effect; and to appropriate any of the company’s shares, debentures, or other securities and assets to defray the necessary costs, charges, and expenses thereof.

19. To apply for, promote, and obtain any statute, order, regulation or other authorization or enactment which may seem calculated directly or indirectly to benefit the company; and to oppose any bills, proceedings, or applications which may seem calculated directly or indirectly to prejudice the company’s interests.

20.	To procure the company to be registered or recognized in any country or place outside Malaysia.

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21. To sell, improve, manage, develop, exchange, lease, dispose of, turn to account, or otherwise deal with all or any part of the property and rights of the company.

22. To issue and allot fully or partly paid shares in the capital of the company in payment or part payment of any movable or immovable property purchased or otherwise acquired by the company or any services rendered to the company.

23. To distribute any of the property of the company among the members in kind or otherwise but so that no distribution amounting to a reduction of capital shall be made without the sanction required by law.

24. To take or hold mortgages, liens, and charges to secure payment of the purchase price, or any unpaid balance of the purchase price, of any part of the company’s property of whatsoever kind sold by the company, or any money due to the company from purchasers and others.

25. To carry out all or any of the objects of the company and do all or any of the above things in any part of the world and either as principal, agent, contractor, or trustee, or otherwise, and by or through trustees or agents or otherwise, and either alone or in conjunction with others.

26. To do all such other things as are incidental or conducive to the attainment of the objects and the exercise of the powers of the company.

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FOURTH SCHEDULE [Section 4, 30]—Table A

REGULATIONS FOR MANAGEMENT OF A COMPANY LIMITED BY SHARES

Interpretation

1.	In these regulations -

“the Act” means the Companies Act 1965 [Act 125]; “the seal” means the common seal of the company; “secretary” means any person appointed to perform the duties of a secretary of the company;

expressions referring to writing shall, unless the contrary intention appears, be construed as including references to printing, lithography, photography and other modes of representing or reproducing words in a visible form;

words or expressions contained in these regulations shall be interpreted in accordance with the provisions of the Interpretation Act 1948 and 1967 [Act 388], and of the Act as in force at the date at which these regulations become binding on the company.

Share Capital and Variation of Rights

2. Without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares but subject to the Act, shares in the company may be issued by the directors and any such share may be issued with such preferred, deferred, or other special rights or such restrictions, whether in regard to dividend, voting, return of capital, or otherwise, as the directors, subject to any ordinary resolution of the company, determine.

3. Subject to the Act, any preference shares may, with the sanction of an ordinary resolution, be issued on the terms that they are, or at the option of the company are liable, to be redeemed.

4. If at any time the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the company is being wound up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class, or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of the class. To every such separate general meetings the provisions of these regulations relating to general meetings shall mutatis mutandis apply, but so that the necessary quorum shall be two persons at least holding or representing by proxy one-third of the issued shares of the class and that any holder of shares of the class present in person or by proxy may demand a poll. To every such special resolution section 152 shall, with such adaptations as are necessary, apply.

5. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking equally therewith.

6. The company may exercise the powers of paying commissions conferred by the Act, provided that the rate per cent or the amount of the commission paid or agreed to be paid shall be disclosed in the manner required by the Act and the commission shall not exceed the rate of 10 per cent of the price at which the shares in respect whereof the same is paid are issued or an amount equal to 10 per cent of that price, as the case may be. The said commission may be satisfied by the payment of cash or the allotment of fully or partly paid shares or partly in one way and partly in the other. The company may also on any issue of shares pay such brokerage as may be lawful.

7. Except as required by law, no person shall be recognized by the company as holding any share upon any trust, and the company shall not be bound by or be compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future, or partial interest in any share or unit of a share or (except only as by these regulations or by law otherwise provided) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

8. Every person whose name is entered as a member in the register of members shall be entitled without payment to receive a certificate under the seal of the company in accordance with the Act but in respect of a share or shares held jointly by several persons the company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all such holders.

Lien

9. The company shall have a first and paramount lien on every share (not being a fully paid share) for all money (whether presently payable or not) called or payable at a fixed time in respect of that share, and the company shall also have a first and paramount lien on all shares (other than fully paid shares) registered in the name of a single person for all money presently payable by him or his estate to the company; but the directors may at any time declare any share to be wholly or in part exempt from this regulation. The company’s lien, if any, on a share shall extend to all dividends payable thereon.

10. The company may sell, in such manner as the directors think fit, any shares on which the company has a lien, but no sale shall be made unless a sum in respect of which the lien exists is presently payable, nor until the expiration of fourteen days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the share, or the person entitled thereto by reason of his death or bankruptcy.

11. To give effect to any such sale the directors may authorize some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

12. The proceeds of the sale shall be received by the company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue, if any, shall (subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

Calls on Shares

13. The directors may from time to time make calls upon the members in respect of any money unpaid on their shares (whether on account of the nominal value of the shares or by way of premium) and not by the conditions of allotment thereof made payable at fixed times, provided that no call shall exceed one-fourth of the nominal value of the share or be payable at less than one month from the date fixed for the payment of the last preceding call, and each member shall (subject to receiving at least fourteen days’ notice specifying the time or times and place of payment) pay to the company at the time or times and place so specified the amount called on his shares. A call may be revoked or postponed as the directors may determine.

14. A call shall be deemed to have been made at the time when the resolution of the directors authorizing the call was passed and may be required to be paid by instalments.

15.	The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

16. If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate not exceeding 8 per cent per annum as the directors may determine, but the directors shall be at liberty to waive payment of that interest wholly or in part.

17. Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall for the purposes of these regulations, be deemed to be a call duly made and payable on the date on which by the terms of issue the same becomes payable, and in case of non-payment all the relevant provisions of these regulations as to payment of interest and expenses, forfeiture, or otherwise shall apply as if the sum had become payable by virtue of a call duly made and notified.

18. The directors may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment.

19. The directors may, if they think fit, receive from any member willing to advance the same all or any part of the money uncalled and unpaid upon any shares held by him, and upon all or any part of the money so advanced may (until the same would, but for the advance, become payable) pay interest at such rate not exceeding (unless the company in general meeting shall otherwise direct) 8 per cent per annum as may be agreed upon between the directors and the member paying the sum in advance.

Transfer of Shares

20. Subject to these regulations any member may transfer all or any of his shares by instrument in writing in any usual or common form or in any other form which the directors may approve. The instrument shall be executed by or on behalf of the transferor and the transferor shall remain the holder of the shares transferred until the transfer is registered and the name of the transferee is entered in the register of members in respect thereof.

21. The instrument of transfer must be left for registration at the registered office of the company together with such fee not exceeding RM1.00 as the directors from time to time may require accompanied by the certificate of the shares to which it relates and such other evidence as the directors may reasonably require to show the right of the transferor to make the transfer, and thereupon the company shall, subject to the powers vested in the directors by these regulations, register the transferee as a shareholder and retain the instrument of transfer.

22. The directors may decline to register any transfer of shares not being fully paid shares to a person of whom they do not approve and may also decline to register any transfer of shares on which the company has a lien.

23. The registration of transfers may be suspended at such times and for such periods as the directors may from time to time determine not exceeding in the whole thirty days in any year.

Transmission of Shares

24. In case of the death of a member the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognized by the company as having any title to his interest in the shares; but nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by him with other persons.

25. Any person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such evidence being produced as may from time to time properly be required by the directors and subject as hereinafter provided, elect either to be registered himself as holder of the share or to have some person nominated by him registered as the transferee thereof, but the directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that member before his death or bankruptcy.

26. If the person so becoming entitled elects to be registered himself, he shall deliver or send to the company a notice in writing signed by him stating that he so elects. If he elects to have another person registered he shall testify his election by executing to that person a transfer of the share. All the limitations, restrictions, and provisions of these regulations relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the member had not occurred and the notice or transfer were a transfer signed by that member.

27. Where the registered holder of any share dies or becomes bankrupt his personal representative or the assignee of his estate, as the case may be, shall, upon the production of such evidence as may from time to time be properly required by the directors in that behalf, be entitled to the same dividends and other advantages, and to the same rights (whether in relation to meetings of the company, or to voting, or otherwise), as the registered holder would have been entitled to if he had not died or become bankrupt; and where two or more persons are jointly entitled to any share in consequence of the death of the registered holder they shall, for the purposes of these regulations, be deemed to be joint holders of the share.

Forfeiture of Shares

28. If a member fails to pay any call or instalment of a call on the day appointed for payment thereof, the directors may, at any time thereafter during such time as any part of the call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

29. The notice shall name a further day (not earlier than the expiration of fourteen days from the date of service of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the shares in respect of which the call was made will be liable to be forfeited.

30. If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may, at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.

31. A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the directors think fit.

32. A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the company all money which, at the date of forfeiture, was payable by him to the company in respect of the shares (together with interest at the rate of 8 per cent per annum from the date of the forfeiture on the money for the time being unpaid if the directors think fit to enforce payment of the interest), but his liability shall cease if and when the company receives payment in full of all such money in respect of the shares.

33. A statutory declaration in writing that the declarant is a director or the secretary of the company, and that a share in the company, has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share.

34. The company may receive the consideration, if any, given for a forfeited share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale, or disposal of the share.

35. The provisions of these regulations as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

Conversion of Shares into Stock

36. The company may by ordinary resolution passed at a general meeting convert any paid-up shares into stock and reconvert any stock into paid-up shares of any denomination.

37. The holders of stock may transfer the same or any part thereof in the same manner and subject to the same regulations as and subject to which the shares from which the stock arose might previously to conversion have been transferred or as near thereto as circumstances admit; but the directors may from time to time fix the minimum amount of stock transferable and restrict or forbid the transfer of fractions of that minimum, but the minimum shall not exceed the nominal amount of the shares from which the stock arose.

38. The holders of stock shall, according to the amount of the stock held by them, have the same rights, privileges and advantages as regards dividends, voting at meetings of the company and other matters as if they held the shares from which the stock arose, but no such privilege or advantage (except participation in the dividends and profits of the company and in the assets on winding up) shall be conferred by any such aliquot part of stock which would not if existing in shares have conferred that privilege or advantage.

39. Such of the regulations of the company as are applicable to paid-up shares shall apply to stock, and the words “share” and “shareholder” therein shall include “stock” and “stockholder”.

Alteration of Capital

40.	The company may from time to time by ordinary resolution -

(a) increase the share capital by such sum to be divided into shares of such amount as the resolution shall prescribe;

(b) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(c) subdivide its shares or any of them into shares of smaller amount than is fixed by the memorandum; so however that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived; or

(d) cancel shares which at the date of the passing of the resolution in that behalf have not been taken or agreed to be taken by any person or which have been forfeited and diminish the amount of its share capital by the amount of the shares so cancelled.

41. Subject to any direction to the contrary that may be given by the company in general meeting, all new shares shall, before issue, be offered to such persons as at the date of the offer are entitled to receive notices from the company of general meetings in proportion, as nearly as the circumstances admit, to the amount of the existing shares to which they are entitled. The offer shall be made by notice specifying the number of shares offered, and limiting a time within which the offer, if not accepted, will be deemed to be declined, and, after the expiration of that time, or on the receipt of an intimation from the person to whom the offer is made that he declines to accept the share offered, the directors may dispose of those shares in such manner as they think most beneficial to the company. The directors may likewise so dispose of any new shares which (by reason of the ratio which the new shares bear to shares held by persons entitled to an offer of new shares) cannot, in the opinion of the directors, be conveniently offered under this regulation.

42. The company may by special resolution reduce its share capital, any capital redemption reserve fund or any share premium account in any manner and with, and subject to, any incident authorized, and consent required by law.

General Meetings

43. An annual general meeting of the company shall be held in accordance with the Act. All general meetings other than the annual general meetings shall be called extraordinary general meetings.

44. Any director may whenever he thinks fit convene an extraordinary general meeting, and extraordinary general meetings shall be convened on such requisition or in default may be convened by such requisitionists as provided by the Act.

45. Subject to the provisions of the Act relating to special resolutions and agreements for shorter notice, fourteen days, notice at the least (exclusive of the day on which the notice is served or deemed to be served, but inclusive of the day for which notice is given) specifying the place, the day and the hour of meeting and in case of special business the general nature of that business shall be given to such persons as are entitled to receive these notices from the company.

46. All business shall be special that is transacted at an extraordinary general meeting, and also all that is transacted at an annual general meeting, with the exception of declaring a dividend, the consideration of the accounts, balancesheets, and the report of the directors and auditors, the election of directors in the place of those retiring, and the appointment and fixing of the remuneration of the auditors.

Proceedings at General Meetings

47. No business shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business. Save as herein otherwise provided, two members present in person shall be a quorum. For the purposes of this regulation “member” includes a person attending as a proxy or as representing a corporation which is a member.

48. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved; in any other case it shall stand adjourned to the same day in the next week at the same time and place, or to such other day and at such other time and place as the directors may determine.

49. The chairman, if any, of the board of directors shall preside as chairman at every general meeting of the company, or if there is no such chairman, or if he is not present within fifteen minutes after the time appointed for the holding of the meeting or is unwilling to act, the members present shall elect one of their number to be chairman of the meeting.

50. The chairman may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

51. At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded -

(a) by the chairman;

(b) by at least three members present in person or by proxy;

(c) by any member or members present in person or by proxy and representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

(d) by a member or members holding shares in the company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

Unless a poll is so demanded a declaration by the chairman that a resolution has on a show of hands been carried or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book containing the minutes of the proceedings of the company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution. The demand for a poll may be withdrawn.

52. If a poll is duly demanded it shall be taken in such manner and either at once or after an interval or adjournment or otherwise as the chairman directs, and the result of the poll shall be the resolution of the meeting at which the poll was demanded, but a poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith.

53. In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a second or casting vote.

54. Subject to any rights or restrictions for the time being attached to any class or classes of shares, at meetings of members or classes of members each member entitled to vote may vote in person or by proxy or by attorney and on a show of hands every person present who is member or a representative of a member shall have one vote, and on a poll every member present in person or by proxy or by attorney or other duly authorized representative shall have one vote for each share he holds.

55. In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose seniority shall be determined by the order in which the names stand in the register of members.

56. A member who is of unsound mind or whose person or estate is liable to be dealt with in any way under the law relating to mental disorder may vote, whether on a show of hands or on a poll, by his committee or by such other person as properly has the management of his estate, and any such committee or other person may vote by proxy or attorney.

57. No member shall be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the company have been paid.

58. No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at the meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chairman of the meeting, whose decision shall be final and conclusive.

59. The instrument appointing a proxy shall be in writing (in the common or usual form) under the hand of the appointor or of his attorney duly authorized in writing or, if the appointor is a corporation, either under seal or under the hand of an officer or attorney duly authorized. A proxy may but need not be a member of the company. The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

60. Where it is desired to afford members an opportunity of voting for or against a resolution the instrument appointing a proxy shall be in the following form or a form as near thereto as circumstances admit:

Berhad

I/We                  of                  being a member/members of the above-named company, hereby appoint                  of                  or failing him                      of                  as my/our proxy to vote for me/us on my/our behalf at the [annual or extraordinary, as the case may be] general meeting of the company, to be held on the                  day of                  19    , and at any adjournment thereof.

Signed this                  day of                  19

This form is to be used * in favour of/against the resolution.

*	Strike out whichever is not desired. [Unless otherwise instructed, the proxy may vote as he thinks fit]

61. The instrument appointing a proxy and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy of that power or authority shall be deposited at the registered office of the company, or at such other place within Malaysia as is specified for that purpose in the notice convening the meeting, not less than forty-eight hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote, or, in the case of a poll, not less than twenty-four hours before the time appointed for the taking of the poll, and in default the instrument of proxy shall not be treated as valid.

62. A vote given in accordance with the terms of an instrument of proxy or attorney shall be valid notwithstanding the previous death or unsoundness of mind of the principal or revocation of the instrument or of the authority under which the instrument was executed, or the transfer of the share in respect of which the instrument is given, if no intimation in writing of such death, unsoundness of mind, revocation, or transfer as aforesaid has been received by the company at the registered office before the commencement of the meeting or adjourned meeting at which the instrument is used.

Directors: Appointment, etc.

63. At the first annual general meeting of the company all the directors shall retire from office, and at the annual general meeting in every subsequent year one-third of the directors for the time being, or, if their number is not three or a multiple of three, then the number nearest one-third, shall retire from office.

64.	A retiring director shall be eligible for re-election.

65. The directors to retire in every year shall be those who have been longest in office since their last election, but as between persons who became directors on the same day those to retire shall (unless they otherwise agree among themselves) be determined by lot.

66. The company at the meeting at which a director so retires may fill the vacated office by electing a person thereto, and in default the retiring director shall, if offering himself for re-election and not being disqualified under the Act from holding office as a director, be deemed to have been re-elected, unless at that meeting it is expressly resolved not to fill the vacated office unless a resolution for the re-election of that director is put to the meeting and lost.

67. The company may, from time to time by ordinary resolution passed at a general meeting, increase or reduce the number of directors, and may also determine in what rotation the increased or reduced number is to go out of office.

68. The directors shall have power at any time, and from time to time, to appoint any person to be a director, either to fill a casual vacancy or as an addition to the existing directors, but so that the total number of directors shall not at any time exceed the number fixed in accordance with these regulations. Any director so appointed shall hold office only until the next following annual general meeting, and shall then be eligible for re-election but shall not be taken into account in determining the directors who are to retire by rotation at that meeting.

69. Subject to section 128, the company may by ordinary resolution remove any director before the expiration of his period of office, and may by an ordinary resolution appoint another person in his stead; the person so appointed shall be subject to retirement at the same time as if he had become a director on the day on which the director in whose place he is appointed was last elected a director.

70. The remuneration of the directors shall from time to time be determined by the company in general meeting. That remuneration shall be deemed to accrue from day to day. The directors may also be paid all travelling, hotel, and other expenses properly incurred by them in attending and returning from meetings of the directors or any committee of the directors or general meetings of the company or in connection with the business of the company.

71. The shareholding qualification for directors may be fixed by the company in general meeting.

72. The office of director shall become vacant if the director -

(a) ceases to be a director by virtue of the Act;

(b) becomes bankrupt or makes any arrangement or composition with his creditors generally;

(c) becomes prohibited from being a director by reason of any order made under the Act;

(d) becomes of unsound mind or a person whose person or estate is liable to be dealt with in any way under the law relating to mental disorder;

(e) resigns his office by notice in writing to the company;

(f) for more than six months is absent without permission of the directors from meetings of the directors held during that period;

(g) without the consent of the company in general meeting holds any other office of profit under the company except that of managing director or manager; or

(h) is directly or indirectly interested in any contract or proposed contract with the company and fails to declare the nature of his interest in manner required by the Act.

Powers and Duties of Directors

73. The business of the company shall be managed by the directors who may pay all expenses incurred in promoting and registering the company, and may exercise all such powers of the company as are not, by the Act or by these regulations, required to be exercised by the company in general meeting, subject, nevertheless, to any of these regulations, to the provisions of the Act, and to such regulations, being not inconsistent with the aforesaid regulations or provisions, as may be prescribed by the company in general meeting; but no regulation made by the company in general meeting shall invalidate any prior act of the directors which would have been valid if that regulation had not been made.

74. The directors may exercise all the powers of the company to borrow money and to mortgage or charge its undertaking, property, and uncalled capital, or any part thereof, and to issue debentures and other securities whether outright or as security for any debt, liability, or obligation of the company or of any third party.

75. The directors may exercise all the powers of the company in relation to any official seal for use outside Malaysia and in relation to branch registers.

76. The directors may from time to time by power of attorney appoint any corporation, firm, or person or body of persons, whether nominated directly or indirectly by the directors, to be the attorney or attorneys of the company for such purposes and with such powers, authorities, and discretions (not exceeding those vested in or exercisable by the directors under these regulations) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the directors may think fit and may also authorize any such attorney to delegate all or any of the powers, authorities, and discretions vested in him.

77. All cheques, promissory notes, drafts, bills of exchange, and other negotiable instruments, and all receipts for money paid to the company, shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, by any two directors or in such other manner as the directors from time to time determine.

78. The directors shall cause minutes to be made -

(a) of all appointments of officers to be engaged in the management of the company’s affairs;

(b) of names of directors present at all meetings of the company and of the directors; and

(c) of all proceedings at all meetings of the company and of the directors.

The minutes shall be signed by the chairman of the meeting at which the proceedings were held or by the chairman of the next succeeding meeting.

Proceedings of Directors

79. The directors may meet together for the despatch of business, adjourn and otherwise regulate their meetings as they think fit. A director may at any time and the secretary shall on the requisition of a director summon a meeting of the directors.

80. Subject to these regulations questions arising at any meeting of directors shall be decided by a majority of votes and a determination by a majority of directors shall for all purposes be deemed a determination of the directors. In case of an equality of votes the chairman of the meeting shall have a second or casting vote.

81. A director shall not vote in respect of any contract or proposed contract with the company in which he is interested, or any matter arising thereout, and if he does so vote his vote shall not be counted.

82. Any director with the approval of the directors may appoint any person (whether a member of the company or not) to be an alternate or substitute director in his place during such period as he thinks fit. Any person while he so holds office as an alternate or substitute director shall be entitled to notice of meetings of the directors and to attend and vote thereat, accordingly, and to exercise all the powers of the appointor in his place. An alternate or substitute director shall not require any share qualification, and shall ipso facto vacate office if the appointor vacates office as a director or removes the appointee from office. Any appointment or removal under this regulation shall be effected by notice in writing under the hand of the director making the same.

83. The quorum necessary for the transaction of the business of the directors may be fixed by the directors, and unless so fixed shall be two.

84. The continuing directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to the regulations of the company as the necessary quorum of directors, the continuing directors or director may act for the purpose of increasing the number of directors to that number or of summoning a general meeting of the company, but for no other purpose.

85. The directors may elect a chairman of their meetings and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present within ten minutes after the time appointed for holding the meeting, the directors present may choose one of their number to be chairman of the meeting.

86. The directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the directors.

87. A committee may elect a chairman of its meetings; if no such chairman is elected, or if at any meeting the chairman is not present within ten minutes after the time appointed for holding the meeting, the members present may choose one of their number to be chairman of the meeting.

88. A committee may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the members present, and in the case of an equality of votes the chairman shall have a second or casting vote.

89. All acts done by any meeting of the directors or of a committee of directors or by any person acting as a director shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any such director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a director.

90.	A resolution in writing, signed by all the directors for the time being entitled to receive as amended

Managing Directors

91. The directors may from time to time appoint one or more of their body to the office of managing director for such period and on such terms as they think fit and, subject to the terms of any agreement entered into in any particular case, may revoke any such appointment. A director so appointed shall not, while holding that office, be subject to retirement by rotation or be taken into account in determining the rotation of retirement of directors, but his appointment shall be automatically determined if he ceases from any cause to be a director.

92. A managing director shall, subject to the terms of any agreement entered into in any particular case, receive such remuneration (whether by way of salary, commission, or participation in profits, or partly in one way and partly in another) as the directors may determine.

93. The directors may entrust to and confer upon a managing director any of the powers exercisable by them upon such terms and conditions and with such restrictions as they may think fit, and either collaterally with or to the exclusion of their own powers, and may from time to time revoke, withdraw, alter, or vary all or any of those powers.

Associate Directors

94. The directors may from time to time appoint any person to be an associate director and may from time to time cancel any such appointment. The directors may fix, determine and vary the powers, duties and remuneration of any person so appointed, but a person so appointed shall not be required to hold any shares to qualify him for appointment nor have any right to attend or vote at any meeting of directors except by the invitation and with the consent of the directors.

Secretary

95. The secretary shall in accordance with the Act be appointed by the directors for such term, at such remuneration, and upon such conditions as they may think fit; and any secretary so appointed may be removed by them.

Seal

96. The directors shall provide for the safe custody of the seal, which shall only be used by the authority of the directors or of a committee of the directors authorized by the directors in that behalf, and every instrument to which the seal is affixed shall be signed by a director and shall be countersigned by the secretary or by a second director or by some other person appointed by the directors for the purpose.

Accounts

97. The directors shall cause proper accounting and other records to be kept and shall distribute copies of the balance sheets and other documents as required by the Act and shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounting and other records of the company or any of them shall be open to the inspection of members not being directors, and no member (not being a director) shall have any right of inspecting any account or book or paper of the company except as conferred by statute or authorized by the directors or by the company in general meeting.

Dividends and Reserves

98. The company in general meeting may declare dividends, but no dividend shall exceed the amount recommended by the directors.

99. The directors may from time to time pay to the members such interim dividends as appear to the directors to be justified by the profits of the company.

100.	No dividend shall be paid otherwise than out of profits or shall bear interest against the company.

101. The directors may, before recommending any dividend, set aside out of the profits of the company such sums as they think proper as reserves which shall, at the discretion of the directors, be applicable for any purpose to which the profits of the company may be properly applied, and pending any such application may, at the like discretion, either be employed in the business of the company or be invested in such investments (other than shares in the company) as the directors may from time to time think fit. The directors may also without placing the same to reserve carry forward any profits which they may think prudent not to divide.

102. Subject to the rights of persons, if any, entitled to shares with special rights as to dividend, all dividends shall be declared and paid according to the amounts paid or credited as paid on the shares in respect whereof the dividend is paid, but no amount paid or credited as paid on a share in advance of calls shall be treated for the purposes of this regulation as paid on the share. All dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it shall rank for dividend as from a particular date that share shall rank for dividend accordingly.

103. The directors may deduct from any dividend payable to any member all sums of money, if any, presently payable by him to the company on account of calls or otherwise in relation to the shares of the company.

104. Any general meeting declaring a dividend or bonus may direct payment of the dividend or bonus wholly or partly by the distribution of specific assets and in particular of paid-up shares, debentures or debenture stock of any other company or in any one or more of those ways and the directors shall give effect to the resolution, and where any difficulty arises in regard to the distribution, the directors may settle the same as they think expedient, and fix the value for distribution of the specific assets or any part thereof and may determine that cash payments shall be made to any members upon the footing of the value so fixed in order to adjust the right of all parties, and may vest any such specific assets in trustees as may seem expedient to the directors.

105. Any dividend, interest, or other money payable in cash in respect of shares may be paid by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of that one of the joint holders who is first named on the register of members or to such person and to such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses, or other money payable in respect of the shares held by them as joint holders.

Capitalization of Profits

106. The company in general meeting may, upon the recommendation of the directors, resolve that it is desirable to capitalize any part of the amount for the time being standing to the credit of any of the company’s reserve accounts or to the credit of the profit and loss account or otherwise available for distribution, and accordingly that the sum be set free for distribution amongst the members who would have been entitled thereto if distributed by way of dividend and in the same proportions on condition that the same be not paid in cash but be applied either in or towards paying up any amounts for the time being unpaid on any shares held by those members respectively or paying up in full unissued shares or debentures of the company to be allotted and distributed, credited as fully paid up to and amongst the members in the proportion aforesaid, or partly in the one way and partly in the other, and the directors shall give effect to such resolution. A share premium account and a capital redemption reserve may, for the purposes of this regulation, be applied only in the paying up of unissued shares to be issued to members of the company as fully paid bonus shares.

107. Whenever such a resolution as aforesaid shall have been passed the directors shall make all appropriations and applications of the undivided profits resolved to be capitalized thereby, and all allotments and issues of fully paid shares or debentures, if any, and generally shall do all acts and things required to give effect thereto, with full power to the directors to make such provision by the issue of fractional certificates or by payment in cash or otherwise as they think fit for the case of shares or debentures becoming distributable in fractions, and also to authorize any person to enter on behalf of all the members entitled thereto into an agreement with the company providing for the allotment to them respectively, credited as fully paid up, of any further shares or debentures to which they may be entitled upon the capitalization, or (as the case may require) for the payment up by the company on their behalf, by the application thereto of their respective proportions of the profits resolved to be capitalized, of the amounts or any part of the amounts remaining unpaid on their existing shares, and any agreement made under such authority shall be effective and binding on all such members.

Notices

108. A notice may be given by the company to any member either personally or by sending it by post to him at his registered address, or (if he has no registered address within Malaysia) to the address, if any, within Malaysia supplied by him to the company for the giving of notices to him. Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, prepaying, and posting a letter containing the notice, and to have been effected in the case of a notice of a meeting on the day after the date of its posting, and in any other case at the time at which the letter would be delivered in the ordinary course of post.

109. A notice may be given by the company to the joint holders of a share by giving the notice to the joint holder first named in the register of members in respect of the share.

110. A notice may be given by the company to the persons entitled to a share in consequence of the death or bankruptcy of a member by sending it through the post in a prepaid letter addressed to them by name, or by the title of representatives of the deceased, or assignee of the bankrupt, or by any like description, at the address, if any, within Malaysia supplied for the purpose by the persons claiming to be so entitled, or (until such an address has been so supplied) by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

111.(1) Notice of every general meeting shall be given in any manner hereinbefore authorized to -

(a)	every member;

(b)	every person entitled to a share in consequence of the death or bankruptcy of a member who, but for his death or bankruptcy, would be entitled to receive notice of the meeting; and

(c)	the auditor for the time being of the company.

(2)	No other person shall be entitled to receive notices of general meetings.

Winding	Up

112. If the company is wound up the liquidator may, with the sanction of a special resolution of the company, divide amongst the members in kind the whole or any part of the assets of the company (whether they consist of property of the same kind or not) and may for that purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how the division shall be carried out as between the members or different classes of members. The liquidator may, with the like sanction, vest the whole or any part of any such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, thinks fit, but so that no member shall be compelled to accept any shares or other securities whereon there is any liability.

Indemnity

113. Every director, managing director, agent, auditor, secretary, and other officer for the time being of the company shall be indemnified out of the assets of the company against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connection with any application under the Act in which relief is granted to him by the Court in respect of any negligence, default, breach of duty or breach of trust.

FORM 44	CERTIFIED TRUE COPY
Companies Act, 1965 [Section 120(1), 333(1A) and 335(l)(d)]

Company No.	Chartered Secretary YONG LEE HOON (F) MAICSA 7034781 Date: 1 2 APR 2006
724585 U

NOTICE OF SITUATION OF REGISTERED OFFICE AND OF

OFFICE HOURS AND PARTICULARS OF CHANGES

S & C ACQUISITION SDN.BHD.

To the Registrar of Companies,

S & C ACQUISITION SDN.BHD. hereby gives notice that-

•	As from the date of incorporation, the registered office of the Company in Malaysia has been situated at Suite 2,4th Floor, Wisma Teh Wan.Sang,l2D Jalan Tun H S Lee, 50000 Kuala Lumpur.

•	~~As from the   day of  , 2006 the registered office of the Company in Malaysia has been situated at~~

•	~~As from the   day of  , 2006 the situation of the registered office of the Company has been changed from   to~~

•	And as from 23rd February 2006 , the days and hours during which that office is open and accessible to the public have been as folows:

Monday - Friday (9.00 a.m. to 5.30 p.m.)

Dated this 23rd February 2006

Lodged by:
M W MANAGEMENT SDN BHD	*Director/*~~Secretary/*Agent in Malaysia~~
(Company No.: 200949-U)	EDMUND LIEW YIN CHIANG
Suite 2, 4th Floor
Wisma Teh Wan Sang
12D Jalan Tun H S Lee
50000 Kuala Lumpur
Tel: 03-20725678

*	Strike out if inapplicable

FORM 49	CERTIFIED TRUE COPY
Companies Act, 1965
[Section 141(6)]

Company No. 724585 U	Chartered Secretary YONG LEE HOON (F) MAICSA 7034781 Date: 12 APR 2006

RETURN GIVING PARTICULARS IN REGISTER OF

DIRECTORS, MANAGERS AND SECRETARIES

AND CHANGES OF PARTICULARS

S & C ACQUISITION SDN.BHD.

DIRECTORS

Full Name	Nationality/ Race	Date of Birth	Residential Address	Business Occupation (if any)	Particulars of other Directorship	Nature of Appointment Or Change and Relevant Date	Identity Card No./ ~~Passport No~~.

Edmund Liew Yin Chiang	Malaysian/ Chinese	14.03.1967	30, Jalan Damansara Permai Damansara Heights 50490 Kuala Lumpur	Lawyer	NIL	First Director named in the Memorandum and Articles of Association 14.02.2006	670314-10-5239

Wong Hok Mun	Malaysian/ Chinese	30.04.1966	Unit E55-1, Bangsar Indah 247 Lorong Maarof 59000 Kuala Lumpur	Advocate & Solicitor	NIL	First Director named in the Memorandum and Articles of Association 14.02.2006	660430-03-5523

Form 49 - Page 2

Company No.
724585 U

MANAGERS AND SECRETARIES

Office in Company	Full Name	Nationality/ Race	Residential Address	Other Occupation (If any)	Nature of Appointment Or Change & Relevant Date	Identity Card No./ ~~Passport No.~~

Managers	NIL	NIL	NIL	NIL	NIL	NIL

Secretaries	Yong Lee Hoon (f) MAICSA 7034781	Malaysian/ Chinese	30 Jalan SB Indah 3/3 Taman Sungai Besi Indah, Balakong 43300 Seri Kembangan Selangor Darul Ehsan	Chartered Secretary	First secretary named in the Memorandum and Articles of Association 14.02.2006	700927-01-5812

	Phang Lai Peng MAICSA 0688370	Malaysian/ Chinese	482 Block 4, 8th Floor Vista Angkasa, Bukit Kerinchi 59200 Kuala Lumpur	Chartered Secretary	First secretary named in the Memorandum and Articles of Association 14.02.2006	511119-10-5972

Dated this 23rd February 2006	Lodged by:	M W MANAGEMENT SDN BHD
		(Company No.: 200949-U)	Director
		Suite 2, 4th Floor	EDMUND LIEW YIN CHIANG
Wisma Teh Wan Sang
12D Jalan Tun H S Lee
50000 Kuala Lumpur
Tel: 2072 5678

CERTIFIED TRUE COPY

Chartered Secretary YONG LEE HOON (F) MAICSA 7034781
Date: 12 APR 2006

FORM 24

Companies Act, 1965

Section 54(1)

Company No.

724585 U

RETURN OF ALLOTMENT OF SHARES

S & C ACQUISITION SDN.BHD.

The shares referred to in this return were allotted *on the 23rd February 2006 / ~~*between the          day of                      200     and the          day of                      200~~    .

Shares allotted	Details of Shares
	Preference	Ordinary	Other kinds (Specify class)

1 . For cash consideration: (a) Number of shares		2 (Subscriber’s share)

(b) Nominal amount of each share RM		1.00

(c) Amount (if any) paid on each Share RM		1.00

(d) Amount (if any) due and Payable on each share RM		NIL

(e) Amount of premium paid or Payable on each share RM		NIL

2. For consideration other than cash:

(a) Number of shares		NIL

(b) Nominal amount of each share RM		NIL

(c) Amount to be treated as paid on Each of the share so allotted RM		NIL

(d) Amount of premium treated as Paid up on each share RM		NIL

(e) The consideration for which the Shares have been so allotted is as follows:		CASH

Company No: 724585-U

3. Particulars of the allottees of the shares so allotted and the numbers and classes of the shares allotted to them are as follows:

Full Name and Address	Nationality/ Race	IC/~~Passport~~ No.	Number of Shares Allotted
			Preference		Ordinary		Other kinds
			Cash	Otherwise	Cash	Otherwise	Cash	Otherwise

EDMUND LIEW YIN CHIANG 30, Jalan Damansara Permai Damansara Heights 50490 Kuala Lumpur	Malaysian/ Chinese	670314- 10-5239			1

WONG HOK MUN Unit E55-1, Bangsar Indah 247 Lorong Maarof 59000 Kuala Lumpur	Malaysian/ Chinese	660430- 03-5523			1

TOTAL					2

Dated this 23rd February 2006

Director	Company Secretary
EDMUND LIEW YIN CHIANG	YONG LEE HOON (F)
MAICSA 7034781

Company No.

724585	U

Certificate to be given by all

Companies

CERTIFICATE

We, hereby certify, in relation to S & C ACQUISITION SDN.BHD.:-

(a)	the shares referred to in this return were allotted pursuant to a resolution of the *directors/ * ~~members~~ made on 23rd February 2006;

(b)	the shares so allotted do not exceed the authorized capital of the company which is RM 100,000/- divided into 100,000 shares of RM1.00 each;

(c)	* the allottees have agreed and have not withdrawn their agreement to take up the shares so allotted;

(c)	* the shares were allotted to the allottees on applications received from them for shares in the company;

(~~c)~~	~~* the shares were allotted as fully paid bonus shares to the existing shareholders; and~~

(d)	the total issued capital of the company now stands at 2 shares of RM1.00 each and the paid-up capital is RM2/- and

(~~e)~~	~~* by virtue of section 54(2) paragraph 3 of this form is not completed as:~~

(i)	the company has more than five hundred members;

(ii)	the company keeps its principal share register at a place within twenty-five kilometres of the office of the Registrar of Companies;

(iii)	the company provides reasonable accommodation and facilities for persons to inspect and take copies of its list of members and its particulars of shares transferred;

*(iv)	the shares referred to in this return were allotted for cash;

*(iv)	the shares referred to in this return were allotted for a consideration other than cash and the number of persons to whom the shares have been allotted exceeds five hundred; and

Company No.

724585	U

(v)	(a)	the number of shares allotted to citizens who are Malays and Natives is	_______________
	(b)	the number of shares allotted to citizens who are non-Malay and non-Natives is	_______________
	(c)	the number of shares allotted to non- citizens is	_______________
	(d)	the number of shares allotted to bodies corporate controlled by citizens whoare Malays and Natives	_______________
	(e)	the number of shares allotted to bodies corporate controlled by citizenswho are non-Malays and non-Natives	_______________
	(f)	the number of shares allotted to bodies corporate controlled by non-citizens	_______________
Total :

Dated this 23rd February 2006
	Company Secretary YONG LEE HOON (F) MAICSA 7034781	Director EDMUND LIEW YIN CHIANG

* Strike out whichever is inapplicable
Lodged by:
M W MANAGEMENT SDN BHD
(Company No:200949-U)
Suite 2, 4th Floor
Wisma Teh Wan Sang
12D Jalan Tun H S Lee
50000 Kuala Lumpur
Tel: 2072 5678